SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

September 23, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Calypso Media Services Group, Inc. (the "Company") and has not completed any review or audit work for the company. Effective September 22, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated September 22, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of GBH CPAs, PC as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,

Seale and Beers, CPAs

Las Vegas, NV

CC: U.S. Securities & Exchange Commission

Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 Phone
202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501